SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K/A

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                               June 30, 2000


                     HOME PROPERTIES OF NEW YORK, INC.
          (Exact name of Registrant as specified in its Charter)


MARYLAND                         1-13136                  16-1455126

(State or other jurisdiction of  (Commission file number) (I.R.S. Employer
incorporation or organization                             Identification Number)

                            850 CLINTON SQUARE
                         ROCHESTER, NEW YORK 14604
                 (Address of principal executive offices)


Registrant's telephone number, including area code: (716) 546-4900







                              Not applicable
       (Former name or former address, if changed since last report)









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                     HOME PROPERTIES OF NEW YORK, INC.

                              CURRENT REPORT
                                ON FORM 8-K/A


Item 2.   Acquisition or Disposition of Assets.

Home Properties of New York, L.P. (the "Operating Partnership"), a New York limited partnership has recently purchased eight multifamily residential properties in eight separate transaction. Collectively these acquisitions are deemed "significant acquisitions" pursuant to the regulations of the Securities and Exchange Commission governing the reporting of transactions under the Current Report on Form 8-K.

Home Properties of New York, Inc. (the "Company") is the sole general partner and holder, directly and indirectly through Home Properties Trust, in which the Company holds 100% of the beneficial interests, of approximately 62% of the partnership interests in the Operating
Partnership.

Old Friends. On February 1, 2000, the Operating Partnership acquired the Old Friends Apartments, a 51 unit community located in Baltimore, Maryland. The purchase price of $2.0 million was funded with the assumption of a $2.4 million mortgage, which secures a revenue bond and a $0.4 million payment from the Seller.

Deerfield Woods and Macomb Manor ("Schostak Communities"). On March 23, 2000, the Operating Partnership acquired the Deerfield Woods apartments, a 144 unit apartment community located in Livonia, Michigan and Macomb Manor, a 216 unit apartment community located in Roseville, Michigan. The total Schostak purchase price of $14.4 million included $7.5 million of assumed debt and $6.9 million of Operating Partnership Units in Home Properties of New York, L.P. ("OP Units"). The OP Units are exchangeable for shares of the Company's common stock on a one-for-one basis. For purposes of determining the number of OP Units issued, a value of $26.35 per unit was used, based upon the 20-day average closing price of the Company's common stock prior to the closing date.

Elmwood Terrace. On June 30, 2000, the Operating Partnership acquired the Elmwood Terrace Apartments, a 504 unit apartment community located in Frederick, Maryland. The purchase price of $20.6 million included $4.7 million of assumed debt, $11.9 million of OP Units, and $4.0 million of cash on hand. The mortgage carries an interest rate of 8.32% and matures in 2003. The OP Units are exchangeable for shares of the Company's common stock on a one-for-one basis. For purposes of determining the number of OP Units issued, a value of $27.00 per unit was set when the contract was negotiated in April, 2000. The community was built in 1972 and was approximately 96.2% economic occupancy in 1999.

East Meadow. On August 1, 2000, the Operating Partnership acquired the East Meadow Apartments, a 150 unit apartment community located in Fairfax, Virginia. The purchase price of $13 million was paid in cash. The community is 29 years old and was approximately 99.9% occupied during 2000.

Southbay Manor. On September 11, 2000, the Operating Partnership acquired Southbay Manor, a 61 unit apartment community located on Long Island in Sayville, New York. The purchase price of approximately $3.0 million was paid with $1.5 million of OP Units using the 20-day closing average price of $29.57 per unit, with the balance of $1.5 million from cash on hand. The community was built in 1959.

Hampton Court. On September 30, 2000, the Operating Partnership acquired the Hampton Court Apartments, a 182 unit apartment community in Westland, Michigan. The purchase price of $6.0 million included $3.6 million of assumed debt, $1.1 million of OP Units and $1.3 million of cash on hand. The mortgage carries an interest rate of 8.875% and matures in September, 2006. The OP Units are exchangeable for shares of the Company's common stock on a one-for-one basis. For purposes of determining the number of OP Units issued, a value of $28.50 per unit was set when the deal was negotiated in March, 2000. The community was built in 1972.

Bayberry Apartments. On September 30, 2000, the Operating Partnership acquired Bayberry Apartments, a 120 unit apartment community located in Troy, Michigan. The purchase price of $5.7 million included $2.5 million of assumed debt, $3.1 million of OP Units, and $0.1 million of cash on hand. The mortgage carries an interest rate of 9.75% and matures in October, 2002. For purposes of determining the number of OP Units issued, a value of $28.50 per unit was set when the deal was negotiated in May, 2000. The community was built in 1967, and was approximately 98% occupied during 1999.

Blackhawk Apartments. On October 24, 2000, the Operating Partnership acquired Blackhawk Apartments, a 371 unit apartment community located in Elgin, Illinois. The total purchase price of $17.5 million included $10.7 million of assumed debt and $6.8 million of cash on hand. The mortgage carries an interest rate of 7.65% and matures in 2031. The community was built in 1971 and has achieved a 95% occupancy rate during each of the past three years.

Figoni Portfolio. On November 1, 2000, the Operating Partnership acquired a portfolio of five communities, containing a total of 429 units, located in the town of Patchogue, on Long Island, New York. The purchase price of $26.5 million included $8.1 million of assumed debt and $18.4 million of cash on hand. The mortgages carry an average weighted interest rate of 8.21%, with an average weighted maturity of 4.4 years. The properties have achieved a 98.8% economic occupancy year-to-date in 2000 and the buildings have an average of approximately 35 years.

Orleans Village. On November 16, 2000, the Operating Partnership acquired Orleans Village, an 851 unit apartment community located in Alexandria, Virginia. The purchase price of $67.4 million was paid in cash. The community, which was built between 1967 and 1972, has achieved an average economic occupancy of 97.4% in 1999. The property was purchased from Charles E. Smith Residential Realty, Inc.

None of the above sellers were affiliated with the Operating Partnership, the Company, any directors or officers of the Company or any affiliates of any such director or officer. The properties were all previously operated as multifamily apartment properties, and it is the intent of the Company and the Operating Partnership to continue to operate them as multifamily apartment communities.

The purchase prices were negotiated with the sellers and based on an internal analysis by the Company of the historical cash flows and fair market values of the properties.

Item 7.   Financial Statements and Exhibits.

     a.  Financial Statements of the Businesses Acquired:

          Financial statements for the interests and properties acquired and noted in Item 2 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this Form 8-K must be filed.

          b.  Pro Forma Financial Information:

          Pro forma financial statements of the Company reflecting the interests and properties acquired and noted in Item 2 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this Form 8-K must be filed.

          c.  Exhibits:

          2.1 Form of Contribution Agreement, dated December 8, 1998 between Old Friends Limited Partnership and Home Properties of New York, L.P. and Home Properties of New York, Inc., along with Amendments Number 1 and 2, thereto.
          2.2 Form of Contribution Agreement dated December 17, 1999 between Deerfield Woods Venture Limited Partnership and Home Properties of New York, L.P.
          2.3 Form of Contribution Agreement dated December 17, 1999 between Macomb Apartments Limited Partnership and Home Properties of New York, L.P.
          2.4 Form of Contribution Agreement, dated May 22, 2000 between Home Properties of New York, L.P. and Elmwood Venture Limited Partnership.
          2.5 Form of Sale Purchase and Escrow Agreement dated July 6, 2000 between Bank of America as Trustee and Home Properties of New York, L.P. (East Meadow)
          2.6 Form of Contribution Agreement dated June 22, 2000 between Home Properties of New York, L.P. , Home Properties of New York, Inc. and S&S Realty, a New York General Partnership. (South Bay)
          2.7 Form of Contribution Agreement dated June 7, 2000 between Hampton Glen Apartments Limited Partnership and Home Properties of New York, L.P.
          2.8 Form of Contribution Agreement dated August 3, 2000 between Home Properties of New York, L.P. and Axtell Road Limited Partnership
          2.9 Form of Purchase and Sale Agreement dated April 17, 2000 between Blackhawk Apartments Limited Partnership and Home Properties of New York, L.P.
          2.10 Form of Purchase and Sale Agreement dated July 24, 2000 between Home Properties of New York, L.P. and Caesar Figoni.
          2.11 Form of Real Estate Purchase Agreement dated August 9,
               2000, by and between Smith Property Holdings Orleans, LLC and Home Properties of New York, L.P.







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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    HOME PROPERTIES OF NEW YORK, INC.
                         (Registrant)

                    Date:  December 5, 2000


                    By:    /S/ DAVID P. GARDNER
                         David P. Gardner
                         Vice President
                         Chief Financial Officer


                    Date:  December 5, 2000

                    By:     /S/ DAVID P. GARDNER
                         David P. Gardner
                         Vice President
                         Chief Financial Officer